                                                                   EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Form 8-K of United States Filter Corporation of our report dated September 25, 1997 relating to the Financial Statements of Memtec Limited which appears in this Form 8-K.

/s/ Price Waterhouse
Price Waterhouse
Sydney
February 5, 1998